UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 22, 2006

DESIGN WITHIN REACH, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-50807	94-3314374
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 Bush Street, 20th Floor, San Francisco, CA	94104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 676-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 22, 2006, Design Within Reach, Inc. (the “Company”) entered into an agreement with Robert Forbes, Jr., the Company’s Founder and Director, effective June 30, 2006, which calls for Mr. Forbes to prepare a monthly newsletter for the Company. The Company will pay Mr. Forbes $100,000 a year for these services. In addition, Mr. Forbes has agreed to continue to serve as a member of the board of directors of the Company for at least six months from June 30, 2006, and the Company has agreed to pay Mr. Forbes $25,000 for his services as a member of the board of directors. The agreement terminates on June 30, 2007, unless extended or terminated earlier for a material breach upon prior written notice by the non-breaching party.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.21	Agreement effective as of June 30, 2006 between Design Within Reach, Inc. and Robert Forbes, Jr.

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SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2006	DESIGN WITHIN REACH, INC.

	By:	/s/ Ken La Honta
Ken La Honta Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.21	Agreement effective as of June 30, 2006 between Design Within Reach, Inc. and Robert Forbes, Jr.

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